UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 2, 2015

LIBERTY INTERACTIVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.  Material Modification of Rights of Security Holders

Item 5.07.  Submission of Matters to a Vote of Security Holders

At Liberty Interactive Corporation’s (the “Company”) annual meeting of stockholders held on June 2, 2015 (the “Annual Meeting”), the following proposals were considered and acted upon by the stockholders of the Company: (1) a proposal to elect Michael A. George, Gregory B. Maffei and M. LaVoy Robison to continue serving as Class II members of the Company’s board of directors until the 2018 annual meeting of stockholders or their earlier resignation or removal; (2) a proposal to approve the adoption of the amendment and restatement of the Company’s restated certificate of incorporation (i) to change the name of the “Interactive Group” to the “QVC Group,” (ii) to change the name of the “Liberty Interactive Common Stock” to the “QVC Group Common Stock,” (iii) to reclassify each share of each series of the Company’s existing Liberty Interactive Common Stock into one share of the corresponding series of the Company’s QVC Group Common Stock, and (iv) to make certain conforming changes as a result of the foregoing (the “group name change proposal”); (3) a proposal to approve the adoption of the amendment of the Company’s certificate of incorporation to increase (i) the total number of shares of the Company’s capital stock which the Company will have the authority to issue, (ii) the number of shares of the Company’s capital stock designated as “Common Stock,” and (iii) the number of shares of Common Stock designated as “Series A Liberty Ventures Common Stock,” “Series B Liberty Ventures Common Stock” and “Series C Liberty Ventures Common Stock” (the “amendment proposal”); and (4) a proposal to ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015 (the “auditors ratification proposal”). The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal, are set forth below.

1. Election of the following Nominees to the Company’s Board of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael A. George	703,782,358	146,016,426	43,432,283
Gregory B. Maffei	708,948,210	140,850,574	43,432,283
M. LaVoy Robison	687,388,177	162,410,597	43,432,283

Accordingly, the foregoing nominees were re-elected to the Company’s board of directors.

2. The Group Name Change Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
848,160,039	1,152,984	485,761	43,432,283

Accordingly, the group name change proposal was approved.

3. The Amendment Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
622,030,827	227,183,173	584,784	43,432,283

Accordingly, the amendment proposal was approved.

4. The Auditors Ratification Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
890,337,206	2,117,287	776,574	—

Accordingly, the auditors ratification proposal was approved.

Filing of New Charter and Charter Amendment

On June 4, 2015, the Company filed its restated certificate of incorporation (the “new charter”), followed immediately by an amendment to the new charter (the “charter amendment”) with the Delaware Secretary of State after the market close. The new charter gives effect to the group name change proposal described above, and the charter amendment (i) increases the total number of authorized shares of capital stock of the Company, (ii) increases the number of shares of the Company’s capital stock designated as common stock, (iii) increases the number of shares of common stock designated as Series A Liberty Ventures common stock, (iv) increases the number of shares of common stock designated as Series B Liberty Ventures common stock, and (v) increases the number of shares of common stock designated as Series C Liberty Ventures common stock. The issuance of any such additional shares of Liberty Ventures common stock may increase the aggregate outstanding number of shares of the Company’s common stock and dilute the percentage ownership of existing stockholders.

The sections of the Company’s definitive proxy statement relating to the Annual Meeting, filed with the U.S. Securities and Exchange Commission on April 28, 2015, entitled “Proposal 2—The Group Name Change Proposal” and “Proposal 3—The Amendment Proposal” are incorporated herein by reference. These sections are qualified in their entirety by reference to the full text of the new charter and the charter amendment, which are incorporated by reference as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

3.1

Restated Certificate of Incorporation of Liberty Interactive Corporation (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to Liberty Interactive Corporation’s Form 8-A (File No. 001-33982) as filed on June 4, 2015).

3.2

Certificate of Amendment to the Restated Certificate of Incorporation of Liberty Interactive Corporation (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to Liberty Interactive Corporation’s Form 8-A (File No. 001-33982) as filed on June 4, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2015

   LIBERTY INTERACTIVE CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

3.1

Restated Certificate of Incorporation of Liberty Interactive Corporation (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to Liberty Interactive Corporation’s Form 8-A (File No. 001-33982) as filed on June 4, 2015).

3.2

Certificate of Amendment to the Restated Certificate of Incorporation of Liberty Interactive Corporation (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to Liberty Interactive Corporation’s Form 8-A (File No. 001-33982) as filed on June 4, 2015).